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                                                                    EXHIBIT 23.3


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Proxy Statement of ConnectInc.com, Co. that is made a part of the Registration Statement (Form S-4) and related Prospectus of Calico Commerce, Inc. for the registration of shares of its common stock and to the use of our report dated April 10, 1998, with respect to the financial statements of FirstFloor Software, Inc.

                                                  /s/ Ernst & Young LLP
Palo Alto, California
December 20, 1999